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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                   _________________________________________


                                  FORM 8-K/A

                              AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported):  November 14, 1996



                       TRANS LEASING INTERNATIONAL, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                        0-15167                36-2747735
(STATE OR OTHER JURISDICTION           (COMMISSION        (IRS EMPLOYER
OF INCORPORATION)                     FILE  NUMBER)       IDENTIFICATION NUMBER)


3000 Dundee Road, Northbrook, Illinois                           60062
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)



Registrant's telephone number, including area code:  (847) 272-1000


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Item 5.  Other Events.

     Set forth below is certain information regarding the delinquency and loss experience of Trans Leasing International, Inc. with respect to its entire serviced lease portfolio (including leases that it owns and leases that it previously transferred to its subsidiaries but continues to service) for the periods indicated.

                        DELINQUENCY EXPERIENCE (a)(b)

===========================================================================

                                At June 30,           At September 30,
                       ----------------------------  ------------------
                          1994     1995      1996      1995      1996
                       --------  --------  --------  --------  --------
Future Minimum Lease
 Payments ($000)       $186,287  $219,718  $270,458  $229,736  $286,503


Delinquencies:
 (% of Future Minimum
 Lease Payments)


31-60 Days                 1.28%     1.21%     1.55%     2.08%     1.90%
61-90 Days                 0.57%     0.52%     0.73%     0.95%     0.73%
91+ Days                   0.69%     0.93%     1.32%     1.04%     1.35%


Total Delinquencies        2.54%     2.66%     3.60%     4.07%     3.98%

===========================================================================

(a) Accounts are classified as delinquent at the time a payment (or portion thereof) remains unpaid 30 days or more following the date on which such payment is due. The amount classified as delinquent is the sum of future minimum lease payments. Delinquent accounts are written off in their entirety when a determination is made that the account is uncollectible.
(b)  The percentages in any column may not total due to rounding.



                                     -2-
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                               LOSS EXPERIENCE
================================================================================

                               For year ended          For three months ended
                                  June 30,                 September 30,
                        --------------------------     -----------------------
                        1994(a)     1995      1996         1995         1996
                        -------   --------  --------     --------     --------
LOSSES:  ($000)
Investment in Leases
(before reserves)       $170,864  $199,576  $246,122     $208,395     $261,156
Gross Losses(b)            6,510     4,441     5,369        1,109        1,450
Recoveries(c)              1,359     1,548     1,726          409          370
                        --------  --------  --------      -------      -------
Net Losses(d)              5,151     2,893     3,643          700        1,080
Net Losses as a
Percentage of
Investment in Leases        3.01%     1.45%     1.48%        1.34%        1.65%
(before reserves) (e)

(a) The data for the year ended June 30, 1994 includes the write-off of one account written off as of December 31, 1993 in the amount of $1,696,000. Excluding such amount, Gross Losses, Recoveries, Net Losses and Net Losses as a Percentage of Investment in Leases would have been $4,814,000, $1,232,000, $3,582,000 and 2.10%, respectively.
(b)  Gross losses generally include an amount equal to the future minimum lease payments plus the residual value of the related equipment less the remaining unearned income on the date a lease is written off.
(c)  Recoveries represent gross amounts recovered on a lease (or the underlying equipment) that has been written off.
(d)  Net losses represent gross losses less recoveries.
(e) Percentages for the three months ended September 30, 1995 and 1996 have been annualized.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      TRANS LEASING INTERNATIONAL, INC.
                                      ---------------------------------
                                      (Registrant)



Date:  November 21, 1996               /s/ Norman Smagley
                                       ----------------------------
                                       Norman Smagley
                                       Vice President, Finance and
                                       Chief Financial Officer